UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ	08054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 479-9111

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 25, 2011, the Registrant held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders elected eight Directors to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualified. The vote on each Director is set forth below:

Name	For	Withheld

John J. Calamari	9,340,399 shares	145,516 shares
Lawrence J. DeAngelo	9,368,843 shares	117,072 shares
Daniel P. Dyer	9,388,957 shares	96,958 shares
Edward Grzedzinski	9,368,843 shares	117,072 shares
Kevin J. McGinty	9,259,853 shares	226,062 shares
Matthew J. Sullivan	9,045,999 shares	439,916 shares
J. Christopher Teets	9,368,831 shares	117,084 shares
James W. Wert	9,371,431 shares	114,484 shares

There were no broker non-votes.

The shareholders also approved, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Marlin Business Services Corp. (“Marlin”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in Marlin’s Proxy Statement for the 2011 Annual Meeting of Shareholders, is hereby approved.”

Such resolution was approved by a vote of 9,422,265 for, 58,655 against and 4,995 abstained. There were no broker non-votes.

The shareholders also voted, on an advisory basis, on the frequency with which the Registrant should hold an advisory vote on executive compensation. The voting results were as follows: 8,165,504 votes for “EVERY YEAR,” 9,200 votes for “EVERY TWO YEARS,” 1,307,783 votes for “EVERY THREE YEARS” and 3,428 abstained. There were no broker non-votes. The Board of Directors considered the outcome of this vote and determined to implement an annual advisory vote on the compensation of the Registrant’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: May 31, 2011

/s/ George D. Pelose
George D. Pelose
Executive Vice President and
Chief Operating Officer